Exhibit 99.1

Riot Blockchain Announces March Production and Operations Updates

Riot shares production of 187 Bitcoin for March 2021, Q1 2021 production of 491 Bitcoin, and deployment of 2,400 S19 Pro Antminers

CASTLE ROCK, CO. / Globe Newswire / April 12, 2021 / Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot”, “Riot Blockchain” or the “Company"), one of the leading Nasdaq listed Bitcoin mining companies in the United States, announces an operations update that includes an unaudited Bitcoin (“BTC“) production and an unaudited BTC holdings update, through March 2021.

Production and Operations Updates

•	In March 2021, Riot produced 187 BTC, an increase of 80% over its pre-halving March 2020 production of 104 BTC.
•	In Q1 2021, the Company produced 491 BTC, an increase of 75% over its pre-halving Q1 2020 production of 281 BTC.
•	As of March 31, 2021, Riot holds over 1,565 BTC on its balance sheet, all of which was produced by its mining operations.
•	On April 6, 2021, the Company bolstered its management team, appointing Megan Brooks as Chief Operating Officer and welcoming Phil McPherson as Vice President, Capital Markets and Ryan Werner as Vice President, Finance.
•	On April 8, 2021, Riot announced that it had signed a definitive agreement to acquire Whinstone US, Inc. (“Whinstone”), creating a US-based industry leader in Bitcoin mining.

The Company plans to continue to provide monthly operational updates and unaudited production results through the end of 2021. These updates are intended to keep shareholders informed of Riot’s substantial growth as it continues to deploy its expanding mining fleet.

New Miner Acquisitions

On April 7, 2021, Riot announced a large-scale contract for the purchase of 42,000 S19j Antminers for $138.5 million from Bitmain Technologies Limited (“Bitmain”). This purchase represents a significant step forward in Riot’s strategic initiative to increase its Bitcoin mining hash rate, which is now estimated to reach approximately 5 exahash per second (EH/s) by the end of 2021, and 7.7 EH/s once fully deployed by the end of 2022. This level of growth represents a 93% increase over the Company’s previously estimated committed hash rate capacity of 4.0 EH/s by October 2021.

Recent Miner Deliveries

In connection with previously announced purchase orders with Bitmain in August 2020, 2,400 S19 Pro Antminers were shipped in late March and early April 2021, and are in the process of being received at Coinmint, LLC’s (“Coinmint”) facility in Massena, NY. Installation of these 2,400 miners is expected to be completed by late April, and upon deployment, Riot will have a total of 16,146 Antminers in operation utilizing approximately 51 megawatts (“MW”) of energy, with an estimated hash rate capacity of 1.6 EH/s.

Hash Rate Growth

Riot's Deployed Hash Rate Growth Schedule (EH/s)
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By Q4 2022, Riot expects a total hash rate capacity of 7.7 EH/s with a fleet of approximately 81,146 Antminers, 95% of which will be the latest generation S19 series model. When fully deployed, the Company’s total fleet is expected to consume approximately 257.6 MW of energy with an overall hash rate efficiency of 33 joules per terahash (J/TH). As a market leader, this continues to demonstrate Riot’s commitment to building one of the most efficient Bitcoin mining fleets in the industry.

Acquisition Announcement

On April 8, 2021, Riot announced the signing of a definitive agreement pursuant to which Riot will acquire Whinstone, including all of its assets and operations, for consideration of $80 million cash plus a fixed 11.8 million shares of Riot common stock, equal to an implied total transaction value of approximately $651 million based on Riot’s closing share price of $48.37 on April 7, 2021.

Whinstone is the owner and operator of North America’s largest Bitcoin hosting facility, with 300 MW in developed capacity and an attractive long-term power purchase agreement. Whinstone’s facility is based in Rockdale, Texas and is located on a 100-acre site with a total power capacity of 750 MW. Whinstone’s team is comprised of approximately 100 employees who have built Whinstone’s Texas operations from greenfield to commercialization in less than twelve months.

The acquisition of Whinstone is a transformative event for Riot and its shareholders. Riot views Whinstone as a foundational element in its strategy to become an industry-leading Bitcoin mining platform, on a global scale. Upon the closing of this acquisition, Riot is expected to be the largest publicly traded Bitcoin mining and hosting company in North America, as measured by total developed capacity. The transaction is expected to close in the second quarter of 2021, subject to the satisfaction or waiver of customary closing conditions, including receipt of required regulatory clearances.

Financial Update

The Company announces it will be filing its 2020 Quarterly Report on Form 10-Q on May 17, 2021.

About Riot Blockchain, Inc.

Riot Blockchain (NASDAQ: RIOT) focuses on cryptocurrency mining of Bitcoin. The Company is expanding and upgrading its mining operations by securing the most energy efficient miners currently available. Riot is headquartered in Castle Rock, Colorado, and the Company’s mining operations are located in upstate New York, under a co-location hosting agreement with Coinmint. For more information, visit www.RiotBlockchain.com.

Safe Harbor

The information provided in this press release may include forward-looking statements within the meaning of the federal securities laws, including as to the completion and effects of the contemplated acquisition by the Company of Whinstone and the future financial performance and operations of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," “believes,” "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. These forward-looking statements include, but are not limited to, statements about the benefits of the contemplated acquisition of Whinstone, including financial and operating results, and the Company’s plans, objectives, expectations and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements are: (1) the satisfaction or waiver of the conditions precedent to the consummation of the contemplated acquisition, including receipt of required regulatory clearances; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive purchase agreement; (3) unanticipated difficulties or expenditures relating to, of the failure to realize the benefits of, the contemplated acquisition; (4) legal proceedings, judgments or settlements in connection with the contemplated acquisition; (5) disruptions of current plans and operations caused by the announcement and pendency of the contemplated acquisition; and (6) the response of employees, customers, suppliers, business partners and regulators to the announcement of the contemplated acquisition. Detailed information regarding other factors that may cause actual results to differ materially from those expressed or implied by statements in this press release relating to the Company may be found in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the sections entitled "Risk Factors" and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021, copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For further information, please contact:

Riot Blockchain, Inc.

Investor Contact:

Phil McPherson

IR@RiotBlockchain.com

303-794-2000 ext. 110

Media Contact:

PR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.